EX-28.d.3.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective September 18, 2015

As amended June 14, 2023*

Funds of the Trust	Advisory Fees
Nationwide Amundi Global High Yield Fund	0.64% on assets up to $500 million; and 0.62% on assets of $500 million and more

Nationwide Amundi Strategic Income Fund	0.55% on assets up to $500 million; and 0.50% on assets of $500 million and more

Nationwide International Small Cap Fund	0.95% on assets up to $500 million; 0.925% on assets of $500 million and more but less than $1 billion; and 0.90% on assets of $1 billion and more

Nationwide Loomis All Cap Growth Fund	0.80% on assets up to $1 billion; and 0.775% on assets of $1 billion and more

Nationwide Multi-Cap Portfolio	0.23% on assets up to $1.5 billion; 0.21% on assets of $1.5 billion and more but less than $3 billion; and 0.19% on assets of $3 billion and more

Nationwide Janus Henderson Overseas Fund (formerly, Nationwide AllianzGI International Growth Fund)	0.70% on assets up to $200 million; 0.68% on assets of $200 million and more but less than $500 million; and 0.65% on assets of $500 million and more

Nationwide BNY Mellon Dynamic U.S. Equity Income Fund (formerly, Nationwide BNY Mellon Disciplined Value Fund)	0.60% on assets up to $1 billion; and 0.575% on assets of $1 billion and more

Nationwide Bond Portfolio	0.265% on assets up to $500 million; 0.255% on assets of $500 million and more but less than $1 billion; and 0.245% on assets of $1 billion and more

Nationwide GQG US Quality Equity Fund	0.45% on assets up to $1 billion; and 0.42% on assets of $1 billion and more

Nationwide U.S. 130/30 Equity Portfolio	0.93% on assets up to $200 million; 0.73% on assets of $200 million and more but less than $500 million; and 0.68% on assets of $500 million and more

Nationwide Fundamental All Cap Equity Portfolio	0.22% on all assets

*	As approved at the Board of Trustees Meeting held on June 13-14, 2023.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Kevin T. Jestice
Name: Kevin T. Jestice
Title: President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Kevin T. Jestice
Name: Kevin T. Jestice
Title: President